As filed with the Securities and Exchange Commission on August 12, 1998

                                                    Registration No. 333-_____

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                  CHATTEM, INC.
             (Exact name of registrant as specified in its charter)

                 TENNESSEE                      62-0156300
          (State of incorporation) (I.R.S. Employer Identification No.)

                             -----------------------

                  1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE 37409
             (Address of principal executive offices, including zip code)

               CHATTEM, INC. 1998 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                            ------------------------

                              HUGH F. SHARBER, ESQ.
                                 MILLER & MARTIN
                             1000 VOLUNTEER BUILDING
                          CHATTANOOGA, TENNESSEE 37402
                                 (423) 756-6600
            (Name, address and telephone number, including zip code,
                              of agent for service)

                                                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
          Title of                     Amount               Proposed Maximum           Proposed Maximum             Amount of
        Securities to                   to be                Offering Price                Aggregate              Registration
        be Registered              Registered (1)             Per Share (2)           Offering Price (2)             Fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Common stock, no par               700,000 shares                $21.27                  $14,889,000               $4,392.25
value per share
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options for Common Stock, or pursuant to the antidilution adjustment provision of the plan.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock on August 5, 1998 as reported on the Nasdaq National Market System.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 are not filed as a part of this Registration Statement. This information will be sent or given to participants in the Chattem, Inc. 1998 Non-Statutory Stock Option Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ----------------------------------------

         The following documents previously filed by Chattem, Inc. with the Securities and Exchange Commission are hereby incorporated by reference:

             (a) The registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997;

             (b) The registrant's Quarterly Report on Form 10-Q for the quarters ended February 28, 1998 and May 31, 1998;

             (c) The registrant's reports on Form 8-K filed (i) February 25, 1998, (ii) March 10, 1998, (iii) April 8, 1998 and (iv) May 28, 1998 and the
registrant's report on Form 8-K/A filed on May 29, 1998;

             (d) All other reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 since November 30, 1997; and

             (e) The description of the common stock included in the registrant's Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 dated February 23, 1988.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the completion or termination of this offering of shares of common stock, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES.
        --------------------------

                  Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        ---------------------------------------

         The legality of the shares of Common Stock issuable under the Plan has been passed upon for the Registrant by the law firm of Miller & Martin LLP. Hugh F. Sharber is a partner of Miller & Martin LLP and is also the Secretary of the Registrant.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        ------------------------------------------

         The registrant's Amended and Restated Charter provides for the indemnification of persons involved in actions, suits or proceedings by reason of the fact that they are or have been a director, officer or employee of the registrant (or were serving at the request of the registrant as a director, officer, employee or agent of another entity) to the fullest extent permitted by the Tennessee Business Corporation Act (the "TBCA") against all expense, liability or loss.

         Indemnification under the registrant's Amended and Restated Charter may include payment of expenses in advance of the final disposition of a proceeding and will automatically expand if the indemnification accorded the registrant's directors, officers and employees is extended by any amendment to the TBCA. The registrant's Amended and Restated Charter also permits the registrant, by action of its Board of Directors, to indemnify the registrant's agents with the same scope and effect as the above-described indemnification of officers, directors and employees.

         For claims which are not otherwise covered by the indemnification provisions of the registrant's Amended and Restated Charter, the registrant's Amended and Restated By-Laws provide that the registrant's officers and directors shall be indemnified to the maximum extent permitted by law.

         The registrant currently maintains directors' and officers' liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
        ------------------------------------

         Not applicable.

Item 8. EXHIBITS.
        ---------

         The exhibits to the registration statement are listed in the Exhibit Index included elsewhere herein.

Item 9. UNDERTAKINGS.
        -------------

             (a) The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on July 27, 1998.


                                          CHATTEM, INC.

                                          By:  /s/ Zan Guerry
                                             ---------------------------------
                                             Zan Guerry, Chairman of the Board
                                             and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         We, the undersigned officers and directors of Chattem, Inc., hereby severally constitute and appoint Zan Guerry and A. Alexander Taylor, II, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith and any amendments to such Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Chattem, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: July 27, 1998                        /s/ Zan Guerry
                                          -----------------------------------
                                          Zan Guerry, Chairman of the Board
                                          and Chief Executive Officer, Director
                                          (Principal Executive Officer)


Date: July 27, 1998                        /s/ A. Alexander Taylor, II
                                          -----------------------------------
                                          A. Alexander Taylor, II, President and
                                          Chief Operating Officer, Director

Date: July 27, 1998                       /s/  Stephen M. Powell
                                          -----------------------------------
                                          Stephen M. Powell, Controller
                                          (Principal Accounting Officer)


Date: July 27, 1998                       /s/  Louis H. Barnett
                                          -----------------------------------
                                          Louis H. Barnett, Director


Date: July 27, 1998                       /s/  Richard E. Cheney
                                          -----------------------------------
                                          Richard E. Cheney, Director


Date: July 27, 1998                       /s/  Scott L. Probasco, Jr.
                                          -----------------------------------
                                          Scott L. Probasco, Jr., Director


Date: July 27, 1998                       /s/  Samuel E. Allen
                                          -----------------------------------
                                          Samuel E. Allen, Director


Date: July 27, 1998                       /s/  Robert E. Bosworth
                                          -----------------------------------
                                          Robert E. Bosworth, Director

                                  EXHIBIT INDEX
                                  -------------



NO.                                     DESCRIPTION
---                                     -----------
4.1            Amended and Restated Charter of Chattem, Inc.
               (2)

4.2            Amended and Restated By-laws of Chattem, Inc.
               (2)

5              Opinion of Miller & Martin LLP

24.1           Consent of Miller & Martin LLP (included in
               Exhibit 5)

24.2           Consent of Arthur Andersen LLP


--------------------

         (1) The page numbers where exhibits (other than those incorporated by reference) can be found are indicated only on the manually signed registration statement.

         (2) Incorporated herein by reference to the registrant's Annual Report on Form 10-K for the period ended November 30, 1992.

                                                                  Exhibit 5

                             WRITER'S DIRECT NUMBER
                                  423/785-8212








      HUGH F. SHARBER                                     E-MAIL ADDRESS:
    CHATTANOOGA OFFICE                               hsharber@millermartin.com


                                  July 29, 1998


Chattem, Inc.
1715 West 38th Street
Chattanooga, TN   37409

Gentlemen:

                  This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act") with respect to (i) 700,000 shares of the common stock, no par value (the "Common Stock") of Chattem, Inc. (the "Company") and (ii) the Non-Statutory Stock Option Plan - 1998 (the "Plan").

                  In rendering this opinion, we have conducted such investigation, have reviewed such matters of law, and have examined such corporate books, records and other documents (including the Registration Statement) as we have deemed necessary or relevant to this opinion.

                  Based on the foregoing, we are of the opinion that the Common Stock which may be issued in accordance with the Plan and the Registration Statement will, when issued, be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               MILLER & MARTIN LLP


                                               By:  /s/ Hugh F. Sharber
                                                  ----------------------------
                                                     Hugh F. Sharber